 Exhibit 99.1

NXT-ID, Inc. Announces Stanley E. Washington, 17 Year Veteran at American Express, Joins Board

Company Build’s its Team of Financial Services and Retail Experts to Maximize Wocket Smart
Wallet’s Disruptive Technology

OXFORD, CT, October 7, 2015 -- NXT-ID, Inc. (NASDAQ:NXTD) ("NXT-ID" or the "Company"), a biometric authentication company focused on the growing mobile commerce market and creator of the Wocket® smart wallet announces Mr. Stanley E. Washington, former long- term executive at American Express has been appointed to its Board of Directors.

Mr. Washington is recognized as a key business leader in the financial services industry with over 25 years’ experience. Currently, as Founder and Chief Executive Officer of Pantheon Business Consulting (PBC) he manages a strategic business development firm which focuses on partnering fast growing small & mid-sized companies in emerging categories with large strategic partners; providing senior leadership teams with innovative thought leadership concepts aimed at increased revenue generation, consumer program activation and diverse strategic supplier partnership development for the building of long-term shareholder growth and profitability.

Prior to PBC Stan spent 17 years as an executive at American Express and was Regional Vice President and General Manager of the Western United States operating as the region’s senior business leader where he managed American Express’ U.S. Commercial Card Division overseeing the Account Development Organization including sales and operational support across multiple industries, to more than 260 U.S. based companies, representing over $300 billion in annual corporate revenue.

During his career at American Express he held numerous positions within the company including Regional Vice President and General Manager of the American Express Establishment Services Division where he was responsible for over $50 billion in annual charge volume, managing all merchant account relationships, card member marketing, sponsorships and advertising to more than one million American Express merchant business locations throughout the Western States and Micronesia. During his tenure he was also responsible for American Express’ penetration into several key industries including Entertainment, Gaming, Restaurant, Wine, Ski and Luxury Hotels.

Gino Pereira, Chief Executive Officer, said,” Stan’s expertise, experience and connections in the financial payment space perfectly compliment the outstanding retail expertise that William Fields, former CEO of Wal-Mart Retail Stores Division, brings to NXT-ID. Together we have a formidable team to maximize the opportunities for Wocket Smart Wallet and other disruptive technologies that we will be bringing to market in the near future.”

Mr. Stanley E. Washington said, “I’m excited to be joining the Board of NXT-ID at a time when there is so much disruption and opportunity in the payment space. I believe that the Company’s technologies are well suited to the future direction of mobile payments and that I can be a catalyst for those efforts.”

Wocket® is the smartest wallet you'll ever own. Designed to protect your identity and replace your old wallet, simply swipe and save your cards into Wocket once and they are immediately secured with pin and biometric voice print technology. Without ever needing a smartphone, you can choose a card from the touch screen and Wocket programs its single, smart card (Wocket Card) to match your selection. From there, you just swipe as you normally would virtually anywhere that credit cards are accepted today.

All your credit, debit, loyalty, gift, ID, membership, insurance, medical information, passwords, and virtually any other information can be protected on Wocket®.

Buy Wocket® at www.wocketwallet.com

See the full Wocket® FAQ at: http://wocketwallet.com/pages/faq

Product images are available for media at: http://press.nxt-id.com

About NXT- ID Inc. - Mobile Security for a Mobile World: (NXTD)

NXT-ID, Inc.'s innovative MobileBio® solution mitigates consumer risks associated with mobile computing, m-commerce and smart OS-enabled devices. The company is focused on the growing m-commerce market, launching its innovative MobileBio® suite of biometric solutions that secure consumers' mobile platforms led by Wocket®; a next generation smart wallet designed to replace all the cards in your wallet, no smart phone required. Wocket was recognized as one of the top technology products at CES 2015 by multiple media outlets including Wired.com. The Wocket works most anywhere credit cards are accepted and only works with your biometric stamp of approval or passcode. http://www.wocketwallet.com/

NXT-ID’ wholly owned subsidiary, 3D-ID LLC, is engaged in biometric identification and has 22 licensed patents in the field of 3D facial recognition http://www.nxt-id.com/, http://3d-id.net/

Forward-Looking Statements for NXT-ID: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

NXT- ID Inc Contact:

Corporate info: info@nxt-id.com

Investors:

investors@nxt-id.com

Media:

D. Van Zant

800 665-0411

press@nxt-id.com